                                   EXHIBIT 3.2

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                    FORM OF

                              AMENDED AND RESTATED

                         HORIZON GROUP PROPERTIES, INC.

                                    BY-LAWS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                         adopted as of __________, 1998

                                  TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE 1
     OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2
     STOCKHOLDERS
     Section 2.01.  PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 2.02.  ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 2.03.  SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Section 2.04.  NOTICE OF STOCKHOLDER MEETINGS. . . . . . . . . . . . . . . . . . .  1
     Section 2.05.  QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     Section 2.06.  VOTING AND PROXIES. . . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.07.  PRESIDING OFFICER OF MEETINGS . . . . . . . . . . . . . . . . . . .  4
     Section 2.08.  SECRETARY OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 2.09.  ACTION IN LIEU OF MEETING . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 3
     BOARD OF DIRECTORS
     Section 3.01.  POWERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     Section 3.02.  NUMBER; ELECTION; QUALIFICATION; TERM . . . . . . . . . . . . . . .  5
     Section 3.03.  VACANCIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.04.  PLACE OF MEETINGS . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.05.  ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.06.  REGULAR MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.07.  SPECIAL MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.08.  ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.09.  QUORUM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.10.  VOTE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     Section 3.11.  ACTION IN LIEU OF A MEETING . . . . . . . . . . . . . . . . . . . .  8
     Section 3.12.  CONFERENCE CALL MEETING . . . . . . . . . . . . . . . . . . . . . .  8
     Section 3.13.  REMOVAL OF DIRECTOR . . . . . . . . . . . . . . . . . . . . . . . .  8
     Section 3.14.  CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE 4
     COMMITTEES
     Section 4.01.  COMMITTEES OF THE BOARD . . . . . . . . . . . . . . . . . . . . . .  8
     Section 4.02.  PROCEDURES; MINUTES OF MEETINGS . . . . . . . . . . . . . . . . . .  8


                                       i


ARTICLE 5
     OFFICERS
     Section 5.01.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 5.02.  POWERS AND DUTIES . . . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 5.03.  TERM OF OFFICE; REMOVAL AND VACANCY . . . . . . . . . . . . . . . .  9
     Section 5.04.  CHAIRMAN OF THE BOARD . . . . . . . . . . . . . . . . . . . . . . .  9
     Section 5.05.  CHIEF EXECUTIVE OFFICER . . . . . . . . . . . . . . . . . . . . . .  9
     Section 5.06.  PRESIDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.07.  SECRETARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Section 5.08.  TREASURER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 6
     CAPITAL STOCK
     Section 6.01.  CERTIFICATES OF STOCK . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 6.02.  TRANSFER OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 6.03.  OWNERSHIP OF STOCK. . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 6.04.  LOST, STOLEN, OR DESTROYED CERTIFICATES . . . . . . . . . . . . . . 11

ARTICLE 7
     MISCELLANEOUS
     Section 7.01.  CORPORATE SEAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Section 7.02.  FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 8
     INDEMNIFICATION; TRANSACTIONSWITH INTERESTED PERSONS
     Section 8.01.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 8.02.  TRANSACTIONS WITH INTERESTED PERSONS. . . . . . . . . . . . . . . . 12

ARTICLE 9
     NOTICES
     Section 9.01.  NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 9.02.  WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 10
     AMENDMENT


                         HORIZON GROUP PROPERTIES, INC.
                             AMENDED AND RESTATED
                                    BY-LAWS

                      adopted as of ______________, 199__


                                   ARTICLE 1
                                    OFFICES

          Horizon Group Properties, Inc. (the "Corporation") shall maintain a registered office in the State of Maryland as required by law. The Corporation may also have offices at other places, within or without the State of Maryland as the business of the Corporation may require.

                                   ARTICLE 2
                                  STOCKHOLDERS

          Section 2.01. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, within or without the State of Maryland, but within the United States, as the Board of Directors designates.

          Section 2.02. ANNUAL MEETING. The annual meeting of the stockholders shall be held on the second Tuesday in May, at such time as the Board of Directors may from time to time designate. At each annual meeting, stockholders entitled to vote shall elect the members of the Board of Directors and transact such other business as may be properly brought before the meeting in accordance with the Amended and Restated Articles of Incorporation of the Corporation (the "Articles") and, to the extent not inconsistent therewith, notice procedures specified in Section 2.04 below.

          Section 2.03. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Chairman of the Board of Directors and shall be called by the Chairman of the Board of Directors or the Secretary at the request in writing of the Board of Directors. Except as may otherwise be provided in the Articles, special meetings of the stockholders shall also be called by the Secretary upon the request in writing of the holders of shares entitled to cast 50 percent (50%) or more of all of the votes entitled to be cast at the meeting. Such a request shall state the purpose or purposes of the proposed meeting and the stockholders who make the request shall pay the reasonably estimated cost of preparing and mailing the notice of the meeting prior to its being sent.

          Section 2.04.  NOTICE OF STOCKHOLDER MEETINGS.

          (a) REQUIRED NOTICE. Written notice stating the place, day and hour of any annual or special stockholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman, the Board of Directors, or other persons calling the meeting, to each stockholder of record entitled to vote at such meeting and to any other stockholder entitled by the Maryland General Corporation Law as from time to time in effect (the "MGCL") or the Articles to receive notice of the meeting.
 Notice shall be deemed to be effective at the earlier of: (i) when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid; (ii) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iii) when received; or (iv) five (5) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the Corporation's current record of stockholders.

          (b) ADJOURNED MEETING. If any stockholder meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place is announced at the meeting before adjournment. But if a new record date for the adjourned meeting is or must be fixed then notice must be given pursuant to the requirements of paragraph (a) of this Section 2.04, to those persons who are stockholders as of the new record date.

          (c) WAIVER OF NOTICE. A stockholder may waive notice of the meeting (or any notice required by the MGCL, the Articles, or these By-laws), by a writing signed by the stockholder entitled to the notice, which is delivered to the Corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.

          A stockholder's attendance at a meeting:

          (1) waives objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or

          (2) waives objection to consideration of a particular matter at the annual meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

          (d) CONTENTS OF NOTICE. The notice of each special stockholder meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in Section 2.04(e), or as provided in the Articles, or otherwise in the MGCL, the notice of an annual stockholder meeting need not include a description of the purpose or purposes for which the meeting is called.

          (e) NOTICE OF BUSINESS. Notwithstanding anything else in these By-laws to the contrary, no business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section
2.04 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in the Articles and, to the extent not inconsistent therewith, this
Section 2.04.

          In addition to any other applicable requirements, for business to be properly brought before an annual meeting of the stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders (i) a brief description of the business desired to be brought before the annual meeting of stockholders and the reasons for conducting such business at the annual meeting of stockholders, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting of stockholders to bring such business before the meeting.

          No business shall be conducted at the annual meeting of stockholders except business brought before such annual meeting in accordance with the procedures set forth in the Articles and, to the extent not inconsistent therewith, this Section 2.04; PROVIDED, HOWEVER, that, once business has been properly brought before the annual meeting of stockholders in accordance with such procedures, nothing in this Section 2.04 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting of stockholders determines that business was not properly brought before the annual meeting of stockholders in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          Section 2.05. QUORUM. The holders, present in person or represented by proxy, of 50 percent (50%) plus one (1) or more of the issued and outstanding shares of capital stock entitled to be voted at a meeting shall constitute a quorum for the transaction of business at the meeting. If less than a quorum is present, the holders of a majority of such shares whose holders are so present or represented may from time to time adjourn the meeting to another place, date, or hour until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice except as required by law or by Section 2.04.

          Section 2.06. VOTING AND PROXIES. When a quorum is present at a meeting of the stockholders, the vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which, by express provision of law or of the Articles or of these By-laws, a different vote is required. Unless otherwise provided in the Articles, each stockholder shall at a meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of capital stock entitled to be voted held by such stockholder. To be valid, a proxy must be executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation or other persons authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. At a meeting of the stockholders, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting.

          Section 2.07. PRESIDING OFFICER OF MEETINGS. The Chairman of the Board of Directors, or in his absence the Chief Executive Officer, shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at such meetings. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, the presiding officer shall be elected by vote of the holders of a majority of the shares of capital stock entitled to be voted whose holders are present in person or represented by proxy at the meeting.

          Section 2.08. SECRETARY OF MEETINGS. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the presiding officer of the meeting shall appoint any other person to act as secretary of the meeting.

          Section 2.09. ACTION IN LIEU OF MEETING. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of all shares entitled to be voted thereon.

                                   ARTICLE 3
                               BOARD OF DIRECTORS

          Section 3.01. POWERS. The business of the Corporation shall be managed under the direction of the Board of Directors, which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles or by these By-laws directed or required to be exercised or done by the stockholders.

          Section 3.02.  NUMBER; ELECTION; QUALIFICATION; TERM.

          (a) The Board of Directors shall consist of that number of members determined by the Board of Directors, but in no event less than three nor more than fifteen. The term of office of a Director shall not be affected by any decrease in the authorized number of Directors.

          (b) Until the first annual meeting of the stockholders, the Board of Directors shall consist of the persons named as the Directors of the Corporation in the Articles or as selected by the sole stockholder prior to the Initial Distribution (as defined in the Articles). At the first annual meeting and at each subsequent annual meeting of the stockholders, the stockholders shall elect Directors to serve until the next annual meeting, subject to the Articles and, to the extent not inconsistent therewith, the notification procedures set forth in Section 3.02(e) below. The number of Directors shall in no event be less than three.

          (c) Unless by the terms of the action pursuant to which he was elected any special condition or conditions must be fulfilled in order for him to be qualified, a person elected as a Director shall be deemed to be qualified (i) upon his receipt of notice of election and his indication of acceptance thereof or (ii) upon the expiration of ten days after notice of election is given to him without his having given notice of inability or unwillingness to serve.

          (d) The Directors shall be classified, with respect to the time for which they severally hold office, into three (3) classes, as nearly equal in number as possible. One class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999. Another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000. Another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001. Each class will hold office until its successors are elected and qualified. Except as provided in the Articles, at each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Directors need not be stockholders of the Corporation.

          (e) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles.
Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.02 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the applicable provisions of the Articles and, to the extent not inconsistent therewith, the notice procedures set forth in this Section 3.02.

          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

          To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation (a) in the case of an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day an which such notice of the date of the annual meeting of stockholders was mailed or such public disclosure of the date of the annual meeting of stockholders was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting of stockholders was mailed or public disclosure of the date of the special meeting of stockholders was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a Proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.02. If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

          Section 3.03. VACANCIES. Whenever between annual meetings of the stockholders any vacancy exists in the Board of Directors by reason of death, resignation, removal, or increase in the authorized number of Directors, or otherwise, it shall be filled as provided in the Articles.

          Section 3.04. PLACE OF MEETINGS. Any meeting of the Board of Directors may be held either within or without the State of Maryland.

          Section 3.05. ANNUAL MEETING. There shall be an annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may be brought before the meeting. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders or any adjournment thereof, at the place where the annual meeting of the stockholders was held or at such other place as a majority of the Directors who are then present determine. If the annual meeting is not so held, it shall be called and held in the manner provided herein for special meetings of the Board or conducted pursuant to Section 3.11.

          Section 3.06. REGULAR MEETINGS. Regular meetings of the Board of Directors, other than the annual meeting, may be held without notice at such times and places as the Board may have fixed by resolution.

          Section 3.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called on the written request of any Director. Not less than one day's notice of a special meeting shall be given by the Secretary to each Director.

          Section 3.08. ORGANIZATION. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board or in his absence by the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at such meetings. In the absence of the Chairman of the Board, the Chief Executive Officer and the President, a presiding officer shall he chosen by a majority of the Directors present. The Secretary of the Corporation shall act as secretary of the meeting. In his absence the presiding officer shall appoint another person to act as secretary of the meeting.

          Section 3.09. QUORUM. The presence of a majority or more of the number of Directors fixed by Section 3.02(a) shall be necessary to constitute a quorum for the transaction of business at a meeting of the Board of Directors. If less than a quorum is present, a majority of the Directors present may from time to time adjourn the meeting to another time or place until a quorum is present, whereupon the meeting may be held, as adjourned, without further notice.

          Section 3.10. VOTE. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles, or by these By-laws. Where a vote of the Directors present results in a tie, the action proposed shall not constitute an act of the Board of Directors.

          Section 3.11. ACTION IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if the members of the Board of Directors or committee, as the case may be, unanimously consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.

          Section 3.12. CONFERENCE CALL MEETING. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          Section 3.13. REMOVAL OF DIRECTOR. All Directors shall be subject to removal in the manner provided in the Articles.

          Section 3.14. CHAIRMAN OF THE BOARD. The Board of Directors may choose a Chairman of the Board who shall, if present, preside at meetings of the Board and of the stockholders. The Chairman of the Board may be an officer of the Corporation elected pursuant to Article 5.

                                   ARTICLE 4
                                   COMMITTEES

          Section 4.01. COMMITTEES OF THE BOARD. The Board of Directors may, by resolution passed by a majority of the Directors in office, establish one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the power and authority of the Board for direction and supervision of the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. No such committee, however, shall have power or authority in reference to (i) amending the Articles or these By-laws; (ii) approving any merger or share exchange which does not require stockholder approval; (iii) recommending to the stockholders any action which requires stockholder approval; (iv) declaring a dividend or a distribution with respect to stock; and (v) issuing any stock other than as permitted by Section 2-411(b) of the MGCL.

          Section 4.02. PROCEDURES; MINUTES OF MEETINGS. Each committee shall determine its rules with respect to notice, quorum, voting, and the taking of action, provided that such rules shall be consistent with law, the rules in these By-laws applicable to the Board of Directors, and the resolution of the Board establishing the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE 5
                                    OFFICERS

          Section 5.01. GENERAL. The Board of Directors shall elect the officers of the Corporation, which shall include the Chairman of the Board, the Chief Executive Officer, a President, a Treasurer and a Secretary and such other officers as in the Board's opinion are desirable for the conduct of the business of the Corporation. Any two or more offices may be held by the same person except that the President, if there shall be more than one officer, shall not also hold the office of Vice-President or Secretary.

          Section 5.02. POWERS AND DUTIES. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board.

          Section 5.03. TERM OF OFFICE; REMOVAL AND VACANCY. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal and shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the Directors in office. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

          Section 5.04. CHAIRMAN OF THE BOARD. The Chairman of the Board shall supervise and direct the Chief Executive Officer and the President, subject to the control of the Board of Directors. He shall preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 5.05.  CHIEF EXECUTIVE OFFICER.  The Chief Executive
Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise the business and affairs of the Corporation. He shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and the Board of Directors. He may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation (as a supernumerary) and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 5.06. PRESIDENT. The President shall be the principal operating officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise the business operations of the Corporation. He shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders and of the Board of Directors. He may sign, with the secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

          Section 5.07. SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of any seal of the Corporation and if there is a seal of the Corporation, see that it is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) when requested or required, authenticate any records of the Corporation; (e) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (f) sign with the President, a Vice-President or the Chairman of the Board, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

          Section 5.08. TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositaries as shall be selected by the Board of Directors; (c) in general, perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors; and (d) sign with the President, a Vice-President or the Chairman of the Board certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                                   ARTICLE 6
                                 CAPITAL STOCK

          Section 6.01. CERTIFICATES OF STOCK. Certificates for shares of capital stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President, a Vice-President or the Chairman of the Board and countersigned by the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer. The Chief Executive Officer may also sign certificates for shares of capital stock of the Corporation as a supernumerary. Any or each of the signatures on a stock certificate, including that of any transfer agent or registrar, may be a facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer, transfer agent, or registrar were the officer, transfer agent, or registrar at the date of issuance.

          Section 6.02. TRANSFER OF STOCK. Shares of stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of a certificate or certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

          Section 6.03. OWNERSHIP OF STOCK. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise expressly provided by law.

          Section 6.04. LOST, STOLEN, OR DESTROYED CERTIFICATES. In case any certificate for stock of the Corporation is lost, stolen, or destroyed, the Corporation may require such proof of the fact and such indemnity to be given to it, to its transfer agent, or to its registrar, if any, as deemed necessary or advisable by it.

                                   ARTICLE 7
                                 MISCELLANEOUS

          Section 7.01. CORPORATE SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the word "Maryland".

          Section 7.02. FISCAL YEAR. The Board of Directors shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

                                   ARTICLE 8
                         INDEMNIFICATION; TRANSACTIONS
                            WITH INTERESTED PERSONS

          Section 8.01. INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent permitted by Maryland law, as applicable from time to time, all persons who at any time were or are directors cr officers of the Corporation for any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) relating to any action alleged to have been taken or omitted in such capacity as a director or an officer. The Corporation shall pay or reimburse all reasonable expenses incurred by a present or former director or officer of the Corporation in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative) in which the present or former director or officer is a party, in advance of the final disposition of the proceeding, to the fullest extent permitted by, and in accordance with the applicable requirements of, Maryland law, as applicable from time to time. The Corporation may indemnify any other persons permitted but not required to be indemnified by Maryland law, as applicable from time to time, if and to the extent indemnification is authorized and determined to be appropriate, in each case in accordance with applicable law, by the Board of Directors, the majority of the stockholders of the Corporation entitled to vote thereon or special legal counsel appointed by the Board of Directors. No amendment of these By-laws of the Corporation or repeal of any of its provisions shall limit or eliminate any of the benefits provided to directors and officers under this Section 8.01 in respect of any act or omission that occurred prior to such amendment or repeal.

          Section 8.02. TRANSACTIONS WITH INTERESTED PERSONS. No contract or transaction between the Corporation and any of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which any of its Directors or officers is a director or officer or has a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof at which the contract or transaction is authorized or solely because his vote is counted for such purpose, if:

               (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors are less than a quorum;

               (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a majority of the votes cast by such stockholders other than the votes of shares owned of record or beneficially by the interested Director, officer, corporation, firm or other activity; or

               (c) the contract or transaction is fair and reasonable as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders entitled to vote thereon.

                                   ARTICLE 9
                                    NOTICES

          Section 9.01. NOTICE. Whenever notice is required or permitted by these By-laws to be given to any person, it may be either (a) oral and communicated in person, by telephone, or by radio, television, or other form of voice communication, effective upon receipt by the person, or (b) in writing and communicated by being delivered by hand, by mail, or by telegraph, teletype, or other form of record communication, effective upon receipt by the person or, if earlier, upon delivery at his address as registered in the records of the Corporation for purposes of notice-giving ("notice address"); provided that (i) notice of a meeting of the stockholders shall be in writing, and (ii) a written notice, if mailed postpaid and correctly addressed to a person at his notice address, shall be effective three business days after its deposit by the sender in the United States mail.

          Section 9.02. WAIVER. Whenever any notice is required to be given under the provisions of law or of the Articles or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at a meeting for which notice is required shall be deemed waiver of such notice unless such attendance is for the purpose of objecting, at the beginning of the meeting, to the transaction of business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE 10
                                   AMENDMENT

          These By-laws may be amended or repealed, or new By-laws may be adopted, by the stockholders at any meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a class or pursuant to Section 2.09 of these By-laws, or by the Board of Directors at any meeting of the Board of Directors or pursuant to Section 3.11 of these By-laws; provided that the stockholders and the Board of Directors may not amend or repeal (i) this
Article 10, Sections 3.02(d) or 3.13 except by the affirmative vote of two-thirds of the aggregate number of votes then entitled to be cast generally in the election of Directors and (ii) any part of these By-laws that has been adopted by the stockholders except by vote of the holders of a majority of the aggregate number of votes then entitled to be cast thereon.


                                       14